EXHIBIT 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Retail Opportunity Investments Corp.

Retail Opportunity Investments Partnership, LP

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
	Retail Opportunity Investments Corp.
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share(2)	Other	8,733,698	14.71(3)	$128,472,698(3)	$110.20 per $1,000,000	14,158
	Total Offering Amounts					$128,472,698		14,158
	Total Fee Offsets							2,768
	Net Fee Due							11,390

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Retail Opportunity Investments Corp.	S-8	333-229053	12/28/2018		2,768(4)	Equity	Common Stock, par value $0.0001 per share	1,452,300	$22,844,679
Fee Offset Sources	Retail Opportunity Investments Corp.	S-8	333-229053		12/28/2018						$10,071

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall include any additional shares of common stock, par value $0.0001 per share (the “Common Stock”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Represents 5,002,143 shares of Common Stock available for issuance under future awards to be granted pursuant to the Retail Opportunity Investments Corp. Second Amended and Restated 2009 Equity Incentive Plan and 3,731,555 shares of Common Stock previously issued pursuant to the Retail Opportunity Investments Corp. Amended and Restated 2009 Equity Incentive Plan or reserved for issuance under outstanding awards previously granted pursuant to the Retail Opportunity Investments Corp. Amended and Restated 2009 Equity Incentive Plan.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low prices of our Common Stock as reported by the NASDAQ Global Select Market on December 22, 2022.
(4)	Pursuant to Rule 457(p) under the Securities Act, registration fees of $2,768 that have already been paid and remain unused with respect to securities that were previously registered pursuant to the Registration Statement on Form S-8 (Registration No. 333-229053) (the “Prior Registration Statement”) and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. The Company has terminated the offering that included the unsold securities under the Prior Registration Statement.